UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2008

PEDIATRIX MEDICAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	65-0271219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Concord Terrace Sunrise, Florida 33323
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On November 5, 2008, Pediatrix Medical Group, Inc. (the “Company”) issued a press release announcing the results of its operations for the three months ended September 30, 2008 (the “Release”).  A copy of the Release is attached hereto as Exhibit 99.1 and is hereby incorporated in this Current Report by reference.  The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2008, the Board of Directors of the Company increased the size of the Company’s Board of directors to 10 members and appointed Dany Garcia to serve as a Director of the Company.  No arrangements or understandings exist between Ms. Garcia and any other person pursuant to which Ms. Garcia was elected as a Director.  Ms. Garcia has not been named to any committees of the Board of Directors.

Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Ms. Garcia had or will have a direct or indirect material interest other than the Company’s compensation arrangements and plans for non-employee Directors and other policies and procedures which are generally applicable to all Directors and more fully described below.

Upon her appointment and in accordance with the Company’s policy, Ms. Garcia was granted an option, vesting over a three year period, to purchase 13,334 shares of Company common stock  at an exercise price equal to the closing price of such stock on the New York Stock Exchange on the date of grant.  In addition, it is the Company’s policy to award annually (on the date of each annual shareholders’ meeting) to each non-employee Director options vesting in three equal annual installments over a three year period commencing on the anniversary of the date of grant to purchase 5,334 shares of Company common stock at an exercise price equal to the closing price of a share of such stock on the New York Stock Exchange on the date of grant.

Under the Company’s current policies, all non-employee Directors also receive the following: (i) an annual retainer fee of $50,000, payable quarterly and (ii) an annual fee of $7,500 for attendance at meetings, payable quarterly.  The Company also reimburses all of its Directors for out-of-pocket expenses incurred in connection with the rendering of services as a Director.

Item 9.01     Financial Statements and Exhibits.

           (d)     Exhibits.

                     99.1—Press Release of Pediatrix Medical Group, Inc. dated November 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.

Date:	November 5, 2008	By:	/s/ Karl B. Wagner
Name: Karl B. Wagner
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Pediatrix Medical Group, Inc. dated November 5, 2008.